UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011 (June 2, 2011)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 2, 2011, BankUnited, Inc., a Delaware corporation (“BKU”), entered into a Merger Agreement (the “Merger Agreement”) with Herald National Bank, a national banking association (“Herald”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, a to-be-formed direct, wholly-owned national bank subsidiary of BKU (“Merger Sub”) will merge with and into Herald, with Herald continuing as the surviving entity and a wholly-owned subsidiary of BKU (the “Merger”).  Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both companies, upon completion of the Merger, holders of Herald common and preferred stock will receive, subject to their elections and proration, cash or shares of BKU common stock, in either case having a value equal to $1.35 plus the value of 0.0990 shares of BKU common stock as of the effective time of the Merger (the “Merger Consideration”).  In addition, upon the consummation of the Merger, outstanding Herald stock options will be converted into stock options with respect to shares of BKU common stock, with adjustments based on the Merger Consideration.  Upon the consummation of the Merger, outstanding warrants to purchase Herald common stock will be converted into warrants to receive cash and BKU common stock in the same proportion as is received by holders of Herald common stock in the Merger.

The Merger Agreement provides that the surviving bank will be merged with and into BankUnited, BKU’s wholly owned thrift subsidiary, with BankUnited surviving, in August 2012 (such merger, together with the Merger, the “Integrated Bank Mergers”).

The Board of Directors of Herald has adopted a resolution recommending ratification and confirmation by Herald’s shareholders of the Merger Agreement and Herald has agreed to submit the Merger Agreement to its shareholders regardless of any change in such recommendation.

The Merger Agreement contains representations and warranties from both BKU and Herald that, in the case of Herald’s representations and warranties, are qualified by the confidential disclosures provided by Herald to BKU in connection with the Merger Agreement, as well as matters included in Herald’s reports filed with the United States Office of the Comptroller of the Currency (the “OCC”).  Herald has agreed to various customary covenants and agreements, including, among others, (1) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2)  not to engage in certain kinds of transactions or take certain actions during this period (without the prior written consent of BKU), and (3) not to (A) initiate, solicit, encourage or facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any alternative proposal to acquire Herald or any proposal that is reasonably likely to lead to an alternative proposal to acquire Herald, (B) approve, recommend, agree to or accept, or propose to approve, recommend, agree to or accept, any alternative proposal to acquire Herald, or (C) enter into any letter of intent, agreement in principle, merger agreement, investment agreement or other similar agreement relating to any alternative proposal to acquire Herald.

Completion of the Merger is subject to various customary conditions, including, among others, (a) ratification and confirmation of the Merger Agreement by Herald shareholders, (b) effectiveness of the registration statement for the BKU common stock to be issued in the Merger, (c) approval of the listing on the New York Stock Exchange of the BKU common stock to be issued in the Merger, (d) the absence of any law or order prohibiting the closing of the Merger, and (e) receipt of required regulatory approvals. Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, and (iii) the receipt by such party of an opinion from its counsel to the effect that the Integrated Mergers will together qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.  BKU’s obligation to consummate the Merger is further conditioned on (1) the absence of any condition to the receipt of a required regulatory approval that would have a material adverse effect on BKU, the surviving bank or any of their respective affiliates (in each case measured on a scale relative to Herald) and (2) confirmation from the applicable regulatory authorities that the Merger will not cause BKU or its affiliates to become subject to certain compensation restrictions.

The Merger Agreement contains certain termination rights in favor of BKU and Herald, as the case may be, applicable upon: (1) a final, non-appealable denial of a required regulatory approval or injunction prohibiting the transactions contemplated by the Merger Agreement, (2) the first anniversary of the date of the Merger Agreement if the Merger has not been completed by that time, (3) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement, (4) Herald or its Board of Directors (A) submitting the Merger Agreement to its shareholders without a recommendation for approval, or otherwise withdrawing or materially and adversely modifying (or disclosing its intention to withdraw or adversely modify or qualify) its recommendation for approval, or approving, endorsing, or recommending to its shareholders an acquisition proposal other than the Merger Agreement, (B) materially breaching its obligation to refrain from soliciting an acquisition proposal other than the Merger Agreement, or (C) materially breaching its obligation to call a shareholder meeting or prepare and mail its shareholders the proxy statement for such meeting pursuant to the Merger Agreement, (5) Herald’s shareholders failing to approve the Merger by the required vote, and (6) a tender or exchange offer for 20% or more of the outstanding shares of Herald’s common stock being commenced (other than by BKU or its affiliates) and the Herald Board of Directors recommending that its shareholders tender their shares or otherwise failing to recommend that Herald shareholders reject such offer within a 10 business day period.  The Merger Agreement provides that upon termination of the Merger Agreement under certain circumstances, Herald will be obligated to pay BKU a termination fee of $3.585 million.  The Merger Agreement also provides that if the Merger Agreement is terminated under certain other circumstances BKU will be obligated to pay Herald a $5 million termination fee.

At the same time that BKU entered into the Merger Agreement, BKU also entered into voting agreements with Herald’s directors and certain of its officers and significant shareholders in which those persons agreed to vote the Herald preferred and common stock they hold in favor of the ratification and confirmation of the Merger Agreement and against any acquisition proposal other than the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The Merger Agreement has been included to provide security holders with information regarding its terms.  It is not intended to provide factual information about BKU, Herald, or any of their respective subsidiaries or affiliates.  The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  In addition, such representations and warranties (a) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a willful breach of the Merger Agreement, and (b) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of BKU, Herald or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by BKU.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings that BKU makes with the Securities and Exchange Commission (the “SEC”) and Herald makes with the OCC.

Item 9.01                                               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Merger Agreement, dated as of June 2, 2011, by and between BankUnited, Inc. and Herald National Bank (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of BKU and Herald with respect to, among other things, future events and financial performance.  BKU and Herald generally identify forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words.  Any forward-looking statements contained in this Current Report on Form 8-K are based on the current plans, estimates and expectations of BKU and Herald.  The inclusion of this forward-looking information should not be regarded as a representation by BKU or Herald that the future plans, estimates, or expectations contemplated herein will be achieved.  Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to BKU’s and Herald’s respective operations, financial results, financial condition, business prospects, ability to complete the merger, growth, strategy, and liquidity.  If one or more of these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may vary materially from those indicated in these statements.  These factors should not be construed as exhaustive.  Neither BKU nor Herald undertakes any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.  A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements.  Information on these factors can be found in the 2010 Annual Reports on Form 10-K of BKU and Herald, and in the Quarterly Reports on Form 10-Q of BKU and Herald, filed by BKU with the Securities and Exchange Commission and available at the SEC’s website (www.sec.gov) and filed by Herald with the Office of the Comptroller of the Currency and available at Herald’s website (www.heraldnb.com).

ADDITIONAL INFORMATION

In connection with the proposed merger, BKU will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Herald and a Prospectus of BKU, as well as other relevant documents concerning the proposed transaction.  INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY BKU WITH THE SEC AND HERALD WITH THE OCC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BKU and Herald at the SEC’s website (http://www.sec.gov), and with respect to Herald, its website (www.heraldnb.com).  You will also be able to obtain these documents, free of charge, at http://www.bankunited.com under the tab “About Us” and then under the heading “Investor Relations” and then under “SEC Filings.”  Copies of the Proxy Statement/Prospectus and the SEC and OCC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Douglas J. Pauls, 14817 Oak Lane, Miami Lakes, FL 33016, (305) 461-6841.

BKU and Herald and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Herald in connection with the proposed merger.  Information about the directors and executive officers of BKU is set forth in the Annual Report on Form 10-K of BKU for the year ended December 31, 2010, as filed with the SEC on March 31, 2011.  Information about the directors and executive officers of Herald is set forth in the proxy statement for Herald’s 2011 annual meeting of shareholders, as filed with the OCC and posted on Herald’s website and dated April 22, 2011.  Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2011	BANKUNITED, INC.

/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Chief Financial Officer